SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 16, 2003

BRE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-5305	94-1722214
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44 Montgomery Street, 36th Floor, San Francisco, CA 94104-4809

(Address of principal executive offices, including zip code)

415-445-6530

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

On September 16, 2003, we entered into a terms agreement, which included the provisions of an underwriting agreement, to sell 3,000,000 shares of our common stock, with net proceeds to us of $32.651 per share, which represents a 3.4% discount from the New York Stock Exchange closing price of $33.80 per share on September 16, 2003. The offering was underwritten by Wachovia Securities, and the shares were re-offered to the public by the underwriter at a price of $33.10 per share. The offering is expected to close on September 22, 2003. We have granted the underwriter an option to purchase an additional 450,000 shares to cover over-allotments.

We intend to use the net proceeds, after all discounts, commissions and anticipated issuance costs, of approximately $97.7 million for general corporate purposes, which may include the repayment of debt, redemption of equity securities, funding for development activities and financing for acquisitions. With respect to acquisitions, we have entered into purchase and sale agreements to acquire two apartment communities in Southern California with 838 units, and an estimated aggregate purchase price of approximately $85 million. Pending such uses, we may temporarily reduce revolving credit borrowings under our $350 million credit facility.

The Terms Agreement (including the attached Underwriting Agreement), dated as of September 16, 2003 by and between us and Wachovia Securities and the press release, dated September 17, 2003 announcing the transaction, are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference into this report.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this Current Report on Form 8-K contains forward-looking statements including the intended uses of the net proceeds and the expected closing date of the offering, and is based on our current expectations and judgment. Actual results could vary materially depending on risks and uncertainties inherent to general and local real estate conditions, competitive factors specific to markets in which we operate, legislative or other regulatory decisions, future interest rate levels or capital markets conditions. We assume no liability to update this information. For more details, please refer to our SEC filings, including our most recent Annual Report on Form 10-K/A and quarterly reports on Form 10-Q.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

Exhibit Number	Description

1.1	Terms Agreement (including the attached Underwriting Agreement), dated as of September 16, 2003, by and between BRE Properties, Inc. and Wachovia Capital Markets, LLC.

99.1	Press Release of BRE Properties, Inc., dated September 17, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2003	By:	/s/ Edward F. Lange, Jr.
Edward F. Lange, Jr. Executive Vice President, Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit Number	Description

1.1	Terms Agreement (including the attached Underwriting Agreement), dated as of September 16, 2003, by and between BRE Properties, Inc. and Wachovia Capital Markets, LLC.

99.1	Press Release of BRE Properties, Inc., dated September 17, 2003.

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